UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On October 22, 2014, NeoPhotonics Corporation (the “Company”) and EMCORE Corporation (“EMCORE”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Company agreed to purchase the assets and assume certain liabilities of EMCORE’s tunable laser product lines for $17.5 million in total consideration. On January 2, 2015, the Company and EMCORE amended the Agreement to, among other things, (i) revise the nature and timing of the financial deliverable requirements of EMCORE to the Company under the Agreement and (ii) remove inventory and purchase orders related to the T-XFP and T-TOSA product lines from the Company’s purchase of certain assets and assumption of certain liabilities of EMCORE’s telecommunications business. The foregoing summary of the Amendment is subject in all respects to the actual terms of the Amendment to Asset Purchase Agreement by and between the Company and EMCORE, dated January 2, 2015 (the “Amendment”), a copy of which is attached as Exhibit 99.1 to this Form 8-K.

ITEM 8.01 OTHER EVENTS.

On January 2, 2015, the Company closed its previously announced acquisition of the tunable laser product lines of EMCORE for approximately $17.5 million. The acquisition was made pursuant to the terms of the Agreement, as amended by the Amendment. Consideration for the transaction consisted of $1.5 million in cash and a promissory note of approximately $16.0 million, which is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues. The promissory note will bear interest of 5% per annum for the first year and 13% per annum for the second year; the interest will be payable semi-annually in cash, and the note will mature two years from the closing of the transaction. In addition, the promissory note will be subject to prepayment under certain circumstances and will be secured by certain of the assets to be sold pursuant to the Asset Purchase Agreement. The note is subordinated to the Company’s existing bank debt in the U.S. The Company will account for the acquisition as a business combination.

The foregoing description of the Agreement and transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by the provisions of (i) the Agreement, which was filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2014, and (ii) the Amendment, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Amendment to Asset Purchase Agreement by and between NeoPhotonics Corporation and EMCORE Corporation, dated January 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2015	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amendment to Asset Purchase Agreement by and between NeoPhotonics Corporation and EMCORE Corporation, dated January 2, 2015.